STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                  MESTEK, INC.

                                      AND


                       DAVID H. WEENER, JON M. MORRISON,
                        WAYNE FRERICHS AND MARK MCCRILL



                            DATED: OCTOBER 30, 1995



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         THIS  AGREEMENT is made and entered into as of the 30th day of October,
1995 by and among Mestek, Inc., a Pennsylvania  corporation ("Buyer"), and David
H. Weener ("Weener"), Jon M. Morrison ("Morrison"), Wayne Frerichs ("Frerichs") and Mark McCrill ("McCrill") (collectively the "Sellers" and each individually a "Seller").

         WHEREAS, Sellers are the owners of all of the issued and outstanding capital stock of National Southeast Aluminum Corporation, a Florida corporation (the "Company"), which is engaged in the business of manufacturing, fabricating, processing, grinding, buying and selling of aluminum and articles made therefrom (the "Business"); and

         WHEREAS, the issued and outstanding capital stock of the Company consists of two thousand (2,000) shares of Common Stock ("Common Stock"), $.01 par value per share, and the ownership by Sellers of such outstanding Common Stock is as set forth on Schedule 3.2 attached hereto; and

         WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, 830 of such shares of Common Stock (the "Shares") from the Sellers, as described on said Schedule 3.2, for the consideration and on the terms and conditions contained in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by, that Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Annual Payment" has the meaning set forth in Section 2.6(a) hereof.

                "Balance Sheet" has the meaning set forth in Section 3.6 hereof.

           "Balance Sheet Date" has the meaning set forth in Section 3.6 hereof.




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         "Base Total Equity" shall be One Hundred Thirty Two Thousand Ninety
         Eight Dollars ($132,098.00).

         "Business" has the meaning set forth in the recitals of this Agreement.

                  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks are required or permitted to close by law in the State of Massachusetts.

          "CERCLA" has the meaning set forth in the definition of "Environmental Laws".

                  "Closing" has the meaning set forth in Section 2.3 hereof.

                 "Closing Date" has the meaning set forth in Section 2.3 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Company" has the meaning set forth in the recitals to this Agreement.

                  "Company Plans" means all Employee Benefit Plans maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company.

          "Contingent Consideration" has the meaning set forth in Section 2.6(a) hereof.

                  "Damages" has the meaning set forth in Section 8.1(a) hereof.

                  "Earn-Out Period" means the three-year period commencing October 29, 1995 and ending on October 31, 1998, or, if such date is not the end of a fiscal month, on the last day of the fiscal month ending closest to October 31, 1998.

                  "Earn-Out Year" means each of the first three twelve-month periods commencing on the first day of the fiscal month in each year closest to November 1, and ending on the last day of the fiscal month in each year ending closest to the last day of October. The first Earn-Out Year shall commence October 29, 1995.

                  "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA, and each other employee benefit program, policy, agreement, arrangement or payroll practice, whether or not subject to ERISA that (a) provides any bonus, commission, profit sharing, incentive, change in control,



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         severance or termination  benefit, or that is a payroll policy,  fringe benefit, deferred compensation or similar arrangement or (b) is a collective bargaining agreement.

                  "Environmental Laws" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., ss.9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., as amended, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended, the Clean Water Act, 33 U.S.C ss.1251, et seq., the Toxic Substance Control Act, 15 U.S.C ss.2601 et seq., the Occupational Safety and Health Act, as amended, and all other federal, state and local laws, regulations and ordinances relating to pollution or protection of the environment.

                  "Environmental Liabilities" means any action, suit or proceeding in connection with (i) the use of the Leased Real Property by the Company on or prior to October 28, 1995 for the storage, treatment, generation, transportation, processing, handling, production or disposal of any hazardous or polluting substance or waste; (ii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the use of the Leased Real Property by the Company on or prior to October 28,
         1995; (iii) a violation of any applicable Environmental Laws or non-compliance with any environmental permit relating to the Leased Real Property by the Company on or prior to October 28, 1995; (iv) any demand letters or other notification received by the Company prior to October 28, 1995 from any Governmental Entity in connection with any investigation or clean-up of hazardous or polluting substances or waste Releases sent directly or indirectly by the Company prior to October 28, 1995 to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or the Comprehensive Environmental Response, Compensation and Liability Information System or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any Person which together with Sellers or the Company would be considered a member of the same "controlled group" or under "common control" within the meaning of Section 414(b) or (c) of the Code.

            "Ernst & Young" means Ernst & Young LLP, the independent auditors of the Company.

                  "Estimated Tax Liability Amount" shall mean the product of the Tax Rate times the Seller's Estimated Short Period Taxable Income.




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       "Final Balance Sheet" has the meaning set forth in Section 2.5(a) hereof.

                  "Final Total Equity" means the amount by which the book value of the Company's assets exceeds the book value of the Company's liabilities, as reflected on the Final Balance Sheet.

                  "Financial Statements" means (i) the Company's unaudited balance sheet as of July 29, 1995, and the related unaudited statements of income and retained earnings and cash flows for the period then ended, and (ii) the Company's audited balance sheet as of December 31, 1994, and the related audited statements of income and cash flows for the year then ended, reported on by Ernst & Young, copies of all of which have been delivered to Buyer.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Grant Thornton" means Grant Thornton LLP, the independent auditors of Buyer.

           "Hazardous Substance" has the meaning set forth in 42 U.S.C. ss.9601, paragraph 14, provided, however, that it also includes "hazardous waste" as defined in 42 U.S.C. ss.9603, paragraph 5 and "petroleum" as defined in 42 U.S.C. ss.6992, paragraph 8.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

               "Installment" has the meaning set forth in Section 2.6(a) hereof.

           Installment Date" has the meaning set forth in Section 2.6(a) hereof.

                  "Intellectual Property Rights" means all of the Company's right, title and interest in and to all the trademarks, service marks, patents, copyrights, processes of every kind and description, designs, manufacturing and technical know-how and information, drawings, specifications, operational sheets, engineering records, production and technical data, operating manuals, tests, formulas, instructions, computer data, printouts and software, specifications and drawings supplied by suppliers or prospective suppliers and customers or prospective customers of the Company, trade names, trade secrets and similar properties (including all registrations, renewals or applications for registration or renewal of any of them, in each case whether completed, pending or in the process of preparation), in the United States and in other countries, now or previously used, acquired or



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         developed  by or for the  Company,  together  with the  goodwill of the
         Company's business associated with the foregoing.

                  "Knowledge" means the actual knowledge of an individual of a fact, circumstance or situation. The Knowledge of the Company shall be limited to the Knowledge of Sellers and any other officers of the Company.

      "Leased Real Property" has the meaning set forth in Section 3.9(b) hereof.

                  "Lien" means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, lien, option, pledge, right of others, or restriction (whether on voting, sale, transfer, disposition, use or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

            "Material Adverse Change" means a change that has a Material Adverse Effect.

                  "Material Adverse Effect" means any effect that is, or series of effects that are, in the aggregate, materially adverse to the financial condition of the Company.

          "Material Contracts" has the meaning set forth in Section 3.16 hereof.

                  "Maximum Indemnification Amount" has the meaning set forth in
         Section 8.1(c) hereof.

                  "New NNE" means National Northeast Corpoation, a Delaware corporation and the surviving or resulting corporation, as the case may be, of the merger or consolidation involving New NNE and the Company, which shall occur immediately following the Closing.

                  "Notice" means actual notice received by an individual of a fact, or circumstance or situation. Notice to the Company shall in each case be limited to Notice to any of the Sellers and any other officers of the Company.

         "Operating Profits" has the meaning set forth in Section 2.6(d) hereof.

               "Ownership Percentage" has the meaning set forth in Schedule 3.2.

                  "Pending" means with respect to any action, suit or proceeding, a Seller or the Company has received Notice of the service of any summons or complaint against the Company, has Notice that a summons or complaint has been issued for service, or with respect to any governmental investigation or proceeding, a Seller or the Company has received Notice that such investigation or proceeding has commenced or will be commenced within a reasonable period of time, or with respect to any claim or cause of action, a Seller or the Company has received Notice of a specific demand in writing that the Company either pay damages and compensation or cease or desist from a specified course of conduct.

               "Percentage Interests" has the meaning set forth in Schedule 3.2.

                  "Person" means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, or a Governmental Entity.

               "Purchase Price" has the meaning set forth in Section 2.2 hereof.

         "Purchase Price Allocation" has the meaning set forth in Section 5.8(c) hereof.

            "Purchase Price Adjustment" has the meaning set forth in Section 2.5 hereof.

         "Release" has the same meaning and definition as set forth in 42 U.S.C. ss.9601, paragraph 22.

         "Removal" has the same meaning and definition as set forth in 42 U.S.C. ss.9601, paragraph 23.

                  "Seller's Estimated Short Period Taxable Income" shall mean an estimate of each Seller's Short Period Taxable Income made as of the Closing Date.

      "Seller's Representative" has the meaning set forth in Section 8.2 hereof.

                  "Seller's Short Period Taxable Income" shall mean each Seller's pro rata share (determined under Section 1366 of the Code) of the taxable income of the Company allocable (in accordance with Section 1362(e)(1) of the Code and Section 1362(e)(6)(D) of the Code to the period from October 29, 1995 through December 31, 1995 (excluding the income tax consequences of the Section 338(h)(10) election referred to in Section 5.8 hereof.)

           "Shares" has the meaning set forth in the recitals of this Agreement.

                  "Tangible Personal Property" means furniture, fixtures, equipment, machinery, vehicles, supplies, inventories, materials, apparatus, tools, implements, appliances and other tangible personal property of every kind and description.

         "Taxes" means any federal, state, local, foreign and other income, gross receipts, profits, franchise, capital stock, employees' income withholding, back-up withholding, social security, unemployment, disability, real property, personal property, license, sales, use, excise, transfer, customs, payroll, withholdings, employment, occupation and other taxes or governmental duties, fees or charges, including any interest, penalties or additions on or to the foregoing.

                  "Tax Liability Amount" shall mean the product of the Tax Rate times the Seller's Short Period Taxable Income.

                  "Tax Rate" shall mean 44%.

                 "Threshold" has the meaning set forth in Section 8.1(c) hereof.

                  "Underground Storage Tank" has the same meaning and definition as set forth in paragraph (1) of 42 U.S.C ss.6991, and shall also include tank for storing motor fuel, tank used for storing heating oil, pipeline facility, surface impoundment, pond or lagoon, storm water or waste water collection system, flow-through process tank, liquid trap or associated gathering lines directly related to oil or gas production and gathering operations.


                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES.

                  2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section
         2.3 hereof, Sellers shall convey, transfer, assign and deliver to the Buyer, free and clear of all Liens, and Buyer shall purchase from Sellers, the Shares.

                  2.2. Purchase Price. The aggregate purchase price payable hereunder to Sellers by Buyer shall be Four Million Nine Hundred and Eighty Thousand Dollars ($4,980,000.00) (the "Purchase Price"), subject to the Purchase Price Adjustment as provided in Section 2.5. below. The Purchase Price, subject to the Purchase Price Adjustment, shall be paid to the Sellers pro rata in accordance with their respective Percentage Interests.

                  2.3 Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be effective as of 12:01 a.m. on January 1, 1996 (the "Closing Date") and shall take place at the offices of Edwards & Angell, 101 Federal Street, Boston, Massachusetts, or at such other place as is mutually agreed upon by Sellers and Buyer, at 10:00 a.m. on January 2, 1996. Each party hereto agrees to use its best efforts to cause the Closing to be consummated.

                  2.4  Closing.

                  (a)  At the Closing, Sellers shall deliver to Buyer:

           (i) certificates representing all the Shares, duly endorsed in blank or accompanied by duly executed stock powers; and

                    (ii)  the closing documents described in Section 6.2 hereof.

                  (b)  At the Closing, Buyer shall deliver:

                           (i) to  Sellers,  pro rata in  accordance  with their
                  respective Percentage Interests, the Purchase Price by wire transfer of federal funds to such Sellers' respective bank accounts as set forth on Exhibit 2.4; and

                (ii)  to Sellers, the closing documents described in Section 6.1 hereof.

                  (c) At the Closing, the Sellers shall submit to Buyer their calculation of the Estimated Tax Liability Amount in respect of each Seller. At the Closing, Buyer shall pay as additional purchase price to each Seller the amount of his respective Estimated Tax Liability Amount.

                  (d) As soon as reasonably practicable after the Closing, Buyer will notify Sellers of its calculation of their respective Tax Liability Amounts. Sellers and Buyer shall negotiate in good faith to resolve any dispute as to the calculation of the Tax Liability Amount. If Sellers and Buyer are unable to resolve any such dispute, any such disputed items shall be submitted for resolution in accordance with the provisions of Section 2.5(d). As applicable, within five (5) business days following final determination of the Tax Liability Amount, either
         (i) Buyer shall pay to Sellers cash equal to the excess of their respective Tax Liability Amount over their respective Estimated Tax Liability Amount, or (ii) Sellers shall pay to Buyer cash equal to the excess of their respective Estimated Tax Liability Amount over the Tax Liability Amount.

                  2.5 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment, if any, as specified in this Section 2.5 (the "Purchase Price Adjustment").

                  (a) Within ninety (90) days after the date hereof, the Buyer shall submit to Sellers an audited balance sheet of the Company as of October 28, 1995 (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared by Grant Thornton, at Buyer's expense, on a year-end basis and in accordance with generally accepted accounting principles ("GAAP"), consistent with those applied in the Financial Statements, provided, however, that (i) the Final Balance Sheet shall not be affected by any election made under Section 338(h)(10) of the Code in accordance with the provisions of Section 5.8 hereof, (ii) all inventory

         (including supplies, raw materials, work-in-process and finished goods) shall be valued on a FIFO basis at lower of cost or market without reserve for obsolete or slow-moving inventory, (iii) property, plant and equipment that existed at July 29, 1995 shall continue to be valued at the book value as of such date and property, plant and equipment purchased subsequent to July 29, 1995 shall be valued at cost and (iv) accounts receivable shall be valued at face value without reserve for bad debts. As set forth in Sections 3.22 and 3.23 hereof, respectively, Sellers guarantee such inventory and such accounts receivable.

                  (b) Sellers and Ernst & Young, at Sellers' expense, shall have the right to observe and review the audit by Grant Thornton and shall have access to the workpapers, schedules, memoranda and other documents prepared or reviewed by Grant Thornton in connection with such audit. Sellers shall complete their review within thirty (30) days after submission to them of the Final Balance Sheet. If Sellers agree with the Final Balance Sheet, or if Sellers do not object to the same within such thirty (30) day period, then such Final Balance Sheet shall be deemed final and adopted by Sellers and Buyer.

                  (c) If Sellers believe that any amendment should be made to the Final Balance Sheet they shall give the Buyer written notice of such proposed amendments within the same thirty (30) day period set forth in Section 2.5(b) above. If the Buyer agrees with the proposed amendments, these shall be made and the Final Balance Sheet, as amended, will be deemed final and adopted by Sellers and Buyer. If any proposed amendments are disputed by the Buyer, the parties shall negotiate in good faith to resolve all disputed amendments.

                  (d) If, after a period of thirty (30) days following the date on which Sellers have given the Buyer written notice of any proposed amendments, any such amendments still remain disputed, then the disputed items shall be referred to an independent auditor, who shall be one of Coopers & Lybrand or Deloitte & Touche, to be mutually agreed between Sellers and Buyer or, failing such agreement within seven (7) days after the expiration of the thirty (30) day period, to be appointed at the request of either Sellers or Buyer by the President of the American Institute of Certified Public Accountants, the decision of which independent auditor shall be final and binding on the parties, and shall be enforceable in a court of competent jurisdiction. The expenses and fees of such independent auditor in resolving such disputes shall be shared equally between the Buyer and Sellers, and, with respect to Sellers, the allocation of any such expenses and fees shall be made in proportion to their respective Ownership Percentages.

                  (e) Buyer shall cause New NNE to provide to such independent auditor all necessary cooperation and access to its records, premises, personnel and auditors in order to resolve promptly any dispute as referred to in Section 2.5(d) above.

         (f) Within ten (10) days after the adoption of the Final Balance Sheet as final, or at the Closing, whichever date is later, the Purchase Price Adjustment, if any, shall be made as follows:

                                    (i) in the event that the Final Total Equity
                  of the Company as shown on the Final Balance Sheet exceeds the Base Total Equity, then Buyer shall pay to Sellers the full amount of such excess by wire transfer in immediately available funds to such account as has been designated in writing to Buyer by Sellers;

                                    (ii)  in the  event  that  the  Final  Total
                  Equity of the Company as shown on the Final Balance Sheet is less than the Base Total Equity, then Sellers shall pay to Buyer the full amount of such shortfall by wire transfer in immediately available funds to such account as has been designated in writing to Sellers by Buyer; and

                          (iii) with respect to any payment required to be made pursuant to this Section 2.5(f), such payment shall be made to or by Sellers, as the case may be, in accordance with their respective Percentage Interests.

                  2.6 Contingent Consideration.

                  (a) Buyer shall cause New NNE to pay as contingent consideration (the "Contingent Consideration") to each Seller, in three, successive annual installments (the "Installments") on the first business day of January in each year commencing January, 1997 and ending January, 1999 (the "Installment Dates") such Seller's Ownership Percentage of $666,666.66, subject to adjustment as follows (the "Annual Payment"):

                           (i) the Annual  Payment  shall be reduced by one-half
                  of the amount by which Operating Profits, for the Earn-Out Year ending immediately preceding the due date of such Annual Payment, are less than $3,125,000.00;

                           (ii) the  Annual  Payment  shall not be  adjusted  if
                  Operating Profits, for the Earn-Out Year ending immediately preceding the due date of such Annual Payment, are in excess of $3,124,999.99 and less than $3,325,000.01;

                           (iii) the Annual Payment shall be increased by one-fourth of the amount by which Operating Profits, for the Earn-Out Year ending immediately preceding the due date of such Annual Payment, exceed $3,325,000.00; and

                  (iv) Interest shall be payable quarterly, in arrears, on the first day of each calendar quarter during the period ending January 1, 1999, commencing April 1, 1995 from the Closing Date at the rate of seven (7%) percent per annum, on the unpaid amount, from time to time, of the Contingent Consideration, based on each Annual Payment having a value of $666,666.66. As of each Installment Date, Buyer shall adjust interest payments hereunder to reflect any adjustment in an Annual Payment. From and after any default in the payment by New NNE of any Annual Payment, such interest shall accrue for the default period only at the rate of twelve percent (12%) per annum, compounded monthly, and in the event of any such default, Buyer shall cause New NNE to pay on demand all reasonable costs and expenses incurred by Sellers in connection with the collection thereof, including, without limitation, reasonable attorneys fees.

                           (b) If any of the events  specified  below in clauses
                  (b)(i) through (v) occurs and is continuing, the Sellers, acting through the Seller's Representative, may declare the unpaid Installments (valued at $666,666.66 each) together with interest thereon to be immediately due and payable:

                           (i) New NNE  defaults  in any  payment  of any Annual
                  Payment or interest thereon due under Section 2.6(a) for more than ten (10) days after the date when the same shall become due and payable;

                    (ii) Buyer or New NNE sells substantially all of its assets;

                           (iii) Buyer or New NNE shall (i) apply for or consent
                  to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or
                  (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                           (iv) an order,  judgment or decree  shall be entered,
                  without the application, approval or consent of the Buyer by any court of competent jurisdiction, approving a petition seeking reorganization of the Buyer or New NNE or appointing a receiver, trustee, custodian or liquidator of the Buyer or New NNE or of all or a substantial part of the assets of the Buyer or New NNE, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days; or

                           (v) Wayne Frerichs'  employment with New NNE shall be
                  terminated by New NNE without cause, or, he shall have voluntarily resigned at a time when New NNE shall be in default under any material provision of his employment agreement with New NNE.

                                    (c) Buyer may prepay the principal amount of
                  all unpaid Installments (valued at $666,666.66 each) in cash, at any time; provided, however, that such prepayment shall be for the entire, outstanding amount thereof and for all accrued and unpaid interest thereon up to the date of pre-payment, without any reduction, plus (i), in the event of a prepayment other than on an Installment Date, the amount which would be calculated as payable under Section 2.6(a)(iii) if the cumulative monthly Operating Profits of New NNE for the portion of the Earn-Out Year ending with the month preceding the prepayment are annualized to the extent such amount exceeds $666,666.66, and (ii), if applicable, any amount payable under Section 2.6(a)(iii) which has not been paid for a completed Earn-Out Year.

                           (d) As used in this Section 2.6, the term  "Operating
                  Profits" shall mean the operating earnings of New NNE prior to giving effect to interest, income taxes, depreciation and amortization, computed on the accrual basis of accounting utilizing a FIFO costing method, in accordance with generally accepted accounting principles ("GAAP") (and consistent with the accounting principles applied by the Company in its prior fiscal years), except that the following provisions shall govern the computation of Operating Profits of New NNE for purposes of this Section 2.6:

                           (i) Any extraordinary  nonrecurring  items of gain or
                  loss or expense shall be excluded from such computation.

                           (ii) Any loss,  charge or expense  (A) not related to
                  the ordinary business operations of New NNE, or (B) paid, incurred or charged in connection with expansion of the business operations presently conducted by the Company as a result of the making of acquisitions of new businesses or the opening and staffing of new operational facilities, shall be excluded from such computation.

                           (iii) Any charge or expense for the  amortization  of
                  goodwill arising out of the fact that Buyer has purchased the Shares or that the Purchase Price is in excess of the net worth of the Company as of the Closing Date, shall be excluded from such computation.

                           (iv) In the event of an election  with respect to the
                  Company pursuant to Section 338 of the Internal Revenue Code of 1986, as amended, such computation shall be made as though no such election had been made.

               (v)  Except with respect to (a) third party charges billed to New
                  NNE performed for New NNE with the prior written approval of Frerichs, and (b) annual charges not to exceed $50,000 in the aggregate for outside audit and corporate legal and accounting services, charges or expenses for allocation of home office, executive, consulting, general and administrative expenses or other payments, charges or expenses of Buyer and/or its affiliates shall be excluded from such computation.

                           (vi) To the extent that aggregate  compensation  paid
                  to individuals qualifying as plan participants under New NNE's management bonus plan is in excess of $310,000 per annum (plus annual 4% cost of living adjustments), such excess shall be excluded from such computation.

                           (vii) Any transaction entered into by and between New
                  NNE and Buyer or any Affiliate of Buyer shall be deemed to have occurred upon terms not less favorable to New NNE than the terms used by New NNE with respect to its "most-favored-customers" for the type of product or service being provided.

                           (viii)  Tooling costs for extrusion  dies and related
                  items  shall  be   capitalized   for  the   purposes  of  such
                  computation.

                           (ix) Except as otherwise  expressly  provided  above,
                  all amounts determined in accordance with subparagraphs (i) through (viii) of this Section 2.6(b) shall be determined in accordance with generally accepted accounting principles consistently applied.

                           (e) Within thirty (30) days after the end of each fiscal month in the Earn-Out Period, commencing with the fiscal month ending in January, 1996, Buyer shall cause New NNE to deliver to Sellers' Representative, as defined in
                  Section 8.2 below, the unaudited balance sheet and statement of income and retained earnings and of cash flows of New NNE as of the end of such month and for the portion of the Earn-Out Year then ended. Such financial statements shall be prepared in all material respects pursuant to and in accordance with generally accepted accounting principles applied on a consistent basis, except as specified in this
                  Section 2.6, subject to final year end adjustments.

                           (f) Commencing with the first Earn-Out Year and continuing until January 1, 1999, as soon as may be practicable after the last business day of each Earn-Out Year, but not later than the first (1st) business day of each January, Buyer will cause Grant Thornton, as auditor for New NNE, to deliver to Sellers a statement setting forth in reasonable detail its calculation of the Operating Profits of New NNE for the immediately preceding Earn-Out Year and the adjusted Annual Payment and interest thereon (which is due quarterly) to be paid to Sellers pursuant to this Section 2.6. The amount of such Annual Payment and interest thereon to be made to each Seller shall be in proportion to his Ownership Percentage and shall be made on the first (1st)
                  business day of January by wire transfer of federal funds to such Seller's bank account as set forth on Exhibit 2.4. If within 30 days after delivery of such statement Sellers have not given written notice to Buyer disputing such statement and indicating the basis of such dispute, Buyer shall thereafter have no further liability to Sellers under this Section 2.6 with respect to such Earn-Out Year. In the event Sellers give Buyer such notice of dispute within such 30-day period, Sellers and Buyer will use their best efforts to settle the dispute within 30 days after the giving of such notice. If, after a period of thirty (30) days following the date on which Sellers have given the Buyer written notice of such dispute, any such differences still remain unresolved, then the disputed items shall be referred to an independent auditor, who shall be one of Coopers & Lybrand or Deloitte & Touche, to be mutually agreed on between Sellers and Buyer or, failing such agreement within seven (7) days after the expiration of the thirty (30) day period, to be appointed at the request of either Sellers or Buyer by the President of the American Institute of Certified Public Accountants, the decision of which independent auditor shall be final and binding on the parties, and shall be enforceable in a court of competent jurisdiction. The expenses and fees of such independent auditor in resolving such disputes shall be shared equally between the Buyer and Sellers, and, with respect to Sellers, the allocation of any such expenses and fees shall be made in proportion to their respective Ownership Percentage. Buyer shall cause New NNE to make any further payments to Sellers required in order to comply with such decision within 10 days after such decision is rendered, and such payments shall be made in the manner as provided in this Section 2.6(f).

                           (g) Notwithstanding anything to the contrary contained in this Agreement, Frerichs shall, until the end of the Earn-Out Period (or until such earlier time as he shall have died, become permanently disabled, voluntarily resigned or his employment shall have been terminated for good cause), be a director and the chief executive officer of New NNE, and Buyer shall cause him to be so elected. If any of the events set forth in the parenthetical in the preceding sentence shall occur, and for so long as the Earn-Out Period has not expired, the Sellers' Representative shall have the right to approve New NNE's shareholders' selection of Frerich's successor as chief executive officer of New NNE, which approval will not be unreasonably withheld. Subject to the ultimate control and responsibility of the Board of Directors of New NNE and of Buyer as a majority stockholder, during the Earn-Out Period Frerichs shall have the right to manage the business operations and affairs of New NNE and shall direct the execution of corporate plans, including, without limitation, the hiring, retention or termination of employees and the expansion of the Business. The Board of Directors of New NNE shall have the authority, subject to Frerich's right of prior written approval, to formulate long-term corporate plans and acquisitions, to set compensation and fringe benefits and to make commitments for capital expenditures. Buyer shall cooperate with Frerichs in maintaining and increasing New NNE's profitability. Prior to any sale or disposal by New NNE of assets other than in the ordinary course of business, Buyer shall first cause New NNE to receive the written consent of Frerichs, which consent may be withheld at his discretion for any reason.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS.

                           Sellers  hereby  represent  and  warrant  to Buyer as
                  follows, which representations and warranties shall be true and correct as of October 28, 1995 and as of the Closing Date with respect to the representations set forth in Sections 3.1,
                  3.2. 3.3, 3.4, 3.5, 3.13 and 3.14:

                           3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its Business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of the Business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not, when taken together with all other such failures in the aggregate, have a Material Adverse Effect. Sellers have, prior to the execution of this Agreement, made available to Buyer, copies of the Articles of Organization and By-laws of the Company, each in effect on the date hereof.

                           3.2 Authorized Capitalization; Outstanding Stock. The
                  authorized capital stock of the Company consists of 20,000 shares of Common Stock, $.01 par value per share, of which two thousand (2,000) shares are issued and outstanding. Sellers are the lawful owners of all right, title and interest in and to all of the Shares, and have good and marketable title thereto free and clear of any Liens. The Shares have been duly authorized, are validly issued and are fully paid and non-assessable. There are no outstanding rights, warrants, options or agreements with respect to any class of capital stock of the Company. The delivery of a certificate or certificates representing the Shares in the manner specified in Section 2.4(a) hereof will transfer to Buyer good and valid title to the Shares, free and clear of Liens. Schedule 3.2 hereto sets forth the Sellers' ownership of Common Stock and the Shares.

                           3.3  Subsidiaries.  The Company has no subsidiaries.

                           3.4  Authority; Binding Effect.

                           (a)  Each  Seller  has  full  power,   authority  and
                  capacity   to  execute   this   Agreement   and   perform  the
                  transactions required of him at the Closing.

                           (b) The execution and delivery by each Seller of this
                  Agreement constitute the legal, valid and binding obligations of such Seller enforceable against him in accordance with the respective terms and provisions hereof and thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                           3.5 Non-Contravention.  Except as otherwise set forth
                  in Schedule 3.5 hereto, neither the execution and delivery of this Agreement by Sellers nor the other documents and instruments to be executed and delivered by Sellers pursuant hereto nor the consummation by Sellers of the transactions contemplated hereby or thereby (a) will violate any provision of the Articles of Organization or By-laws of the Company or
                  (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or the Business or (c) will conflict with or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any Material Contract to which any of the Company's assets or properties are subject or (d) will result in the creation of any Lien upon the stock of the Company or upon any of the property or assets of the Company with respect to the Business. Sellers hereby agree and shall cause the Company to agree that that certain Shareholder Agreement dated as of June 1, 1991 by and among the Company, Sellers and certain former stockholders of the Company shall be terminated as of the Closing Date upon the consummation of the transactions contemplated by this Agreement.

                 3.6  Financial Statements. Except as reflected on the Schedules attached hereto, the
                  Financial Statements:

                  (a) are true, complete and correct in all material respects and have been prepared from the books and records kept by the Company;

                  (b) fairly and accurately present the properties, assets, liabilities, financial positions and results of operations of the Company as of the respective dates and for the respective periods covered thereby; and

                  (c) have been  prepared in all material  respects  pursuant to
         and  in  accordance  with  generally  accepted  accounting   principles
         ("GAAP") applied on a consistent basis.

         The balance sheet of the Company as of July 29, 1995 is hereinafter called the "Balance Sheet" and July 29, 1995 is hereinafter called the "Balance Sheet Date."

                  3.7 Interim Changes. During the period from the Balance Sheet Date through and including October 28, 1995, the Business has been operated in the ordinary course in all material respects, and except as set forth on Schedule 3.7, the Company has not (nor has it authorized or proposed or entered into any contract, agreement, commitment or arrangement to do any of the following):

                  (a) incurred or become subject to, or agreed to incur or become subject to, any liability except current liabilities incurred in the ordinary course of its business consistent with past practice;

         (b) sold, assigned, transferred, conveyed, leased or otherwise disposed of any material assets or properties of the Company, except in the ordinary course of business;

                  (c) entered into any other material transaction, contract or commitment outside the ordinary course of business, except with respect to the transactions contemplated by this Agreement;

              (d) experienced any work stoppage with respect to the Business or obtained Knowledge of any threatened or anticipated work stoppage; or

                  (e)  suffered a Material Adverse Change.

                  3.8  Tangible Personal Property.

                  (a) The Company has good and marketable title to its owned Tangible Personal Property free and clear of all Liens, except (i) as shown on the Balance Sheet, (ii) Liens for current taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings, and (iii) such imperfections of title and encumbrances, if any, which individually or in the aggregate do not materially detract from the value of or materially interfere with the current use of the properties subject thereto or affected thereby.

                  (b) All leases pursuant to which the Company leases as lessor or lessee its leased Tangible Personal Property are in good standing and are valid and binding in accordance with their respective terms, and there is not under any of such leases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, on the part of the Company or, to Company's Knowledge, on the part of the Person to or from whom the Company leases Tangible Personal Property. Except as set forth in Schedule 3.8(b) attached hereto, none of the rights of the Company under any of such leases is subject to termination or modification as the result of the transactions contemplated by this Agreement.

                  3.9  Real Estate.

                  (a)  The Company owns no real property.

                  (b) All leases and  subleases  pursuant  to which the  Company leases real property as lessor or lessee are set forth on Schedule 3.9(b) (the "Leased Real Property"). The leases and subleases to which the Company is a party are valid and binding in accordance with their respective terms, and there is not, to the Knowledge of the Company, under any of such leases or subleases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, on the part of the Company or, to the Company's Knowledge, on the part of the Person to or from whom the Company leases the Leased Real Property. Except as set forth on Schedule 3.9(b), none of the rights of the Company under any of such leases or subleases is subject to termination or modification as the result of the transactions contemplated by this Agreement.

                  (c) To the Knowledge of the Company, there are no encroachments upon the Leased Real Property and the improvements situated upon such premises do not encroach upon or violate any rights or way, easements or the lands of others. To the Knowledge of the Company, the use of such premises by the Company and the conduct therein of the Business of the Company do not violate any law, rule, regulation or zoning or use ordinance of any governmental body of authority in any material respect, and, in connection with such use and conduct, there are no violations of law or rule with respect to water supply, sewage or waste disposal facilities which would have a Material Adverse Effect on the business and operations of the Company.

                  (d) To the Knowledge of the Company, the Company has not received any Notice of any special assessment or condemnation from a Governmental Entity with respect to any of the Leased Real Property which would have a Material Adverse Effect.

      3.10  Environmental Matters.  Except as disclosed in Schedule 3.10 hereto,

                  (a) the Company has not received any Notice of any claim, action or proceeding brought, asserted or threatened by any Person or Governmental Entity alleging or finding any violation of any Environmental Laws with respect to any of the Leased Real Property;

                  (b) the Company has received no Notice that, and has no Knowledge that, any polychlorinated biphenyls, perchloroethylene, trichloroethylene or asbestos- containing materials are or have been present at any of the Leased Real Property, and there are no Underground Storage Tanks at any of the Leased Real Property;

                  (c) the Company has received no Notice of and has no Knowledge of the imposition of any Environmental Liens on any of the Leased Real Property and the Company has received no Notice of and has no Knowledge of any government actions which have been taken or are in process which could subject any of the Leased Real Property to such Environmental Liens;

                  (d) since April, 1994, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted on behalf of the Company in relation to any of the Leased Real Property;

            (e) the Company has not received any Notice that any portion of the Leased Real Property is located in a special flood hazard area; and

                  (f) the Company has received no Notice that it has been named as a "potentially responsible party" with respect to any site pursuant to CERCLA.

  (g) the lessor of the Leased Real Property will not be able to establish any indemnification obligations of the Company, with respect to Environmental

         Liabilities, that may become due under that certain commercial lease agreement set forth in Schedule 3.9(b).
                  (h) During the term of the Lease described in Section 3.9(b), there has been no "release" as defined in 42 U.S.C. ss.9601(22) or, to the knowledge of the Sellers, threat of a "release" of any Hazardous Substance on, from or under the Leased Real Property.

                  3.11  Intellectual Property Rights.

                  (a) Schedule 3.11 (a) hereto lists as of the date hereof: (i) all registered Intellectual Property Rights, together with applications therefor that are pending or in the process of preparation, in the United States of America and in foreign countries; and (ii) all licenses and other agreements allowing Company to use Intellectual Property Rights of third parties.

                  (b) To the Knowledge of the Company, the Company is the sole and exclusive owner of the Intellectual Property Rights, free and clear of any claims or Liens.

                  (c) To the Knowledge of the Company, none of such Intellectual Property Rights infringes upon the rights of any third party in the United States of America, nor to the Knowledge of the Company, does any use by any third party in the United States of America infringe upon any of the Intellectual Property Rights, and there are no claims Pending in connection with any such infringement with respect to the Intellectual Property Rights.

                  (d) The Company has not received any Notice that any of the processes or products of the Company infringe upon any Intellectual Property Rights of any third party.

                  3.12 Litigation. Except as set forth in Schedule 3.12 hereto, there are no actions, suits or proceedings by or before any court or Governmental Entity Pending or, to the Knowledge of the Company, threatened by or against the Company or involving or affecting the Business or any of its assets which have or would have a Material Adverse Effect.

                  3.13  Tax Matters.

                  (a)  All  returns  with  respect  to  Taxes  of  the  Company, including estimated tax returns and other information returns, declarations and reports, which are required to be filed have been duly and timely filed with the appropriate Governmental Entities for all periods ending on or before the Closing Date. All Taxes shown as due and owing on such returns and reports have been paid in full.

                  (b) There is no action, suit, proceeding, audit or claim now Pending or, to the Knowledge of the Company, investigation Pending, regarding any Taxes relating to the income, properties or operations of the Company or the Business.

                  (c) There are no tax sharing agreements or arrangements to which the Company is now or ever has been a party.

                  (d) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of the Company for any period with respect to any Tax.

                 (e) None of Sellers is a "foreign person" within the meaning of section 1445(b)(2) of the Code.

                  (f) Since December, 1993, the Company has been qualified as an S corporation within the meaning of section 1361(a)(1) of the Code (and under any comparable state or local law under which the Company is eligible for analogous treatment) (the "S Election"). The Sellers will take no action to terminate or revoke the S Election before the Closing Date.

                  (g) Since the date of its incorporation, the Company has never been included as a member of any consolidated, affiliated, combined, or unitary tax return.

                  3.14 Consents and  Approvals.  Except as set forth in Schedule
         3.14 hereto, no consent, approval or authorization of any non-governmental third party, and no consent, approval, authorization or declaration of, or filing or registration with, any Governmental Entity is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares contemplated hereby, other than (i) the Shareholder
         Agreement described in Section 3.5 hereof and (ii) any such consents, approvals, authorizations, declarations, filings or registrations which, if not made or obtained, would not have a Material Adverse Effect.

                  3.15 Compliance with Applicable Law. The Company has all licenses, permits, approvals, and other authorizations as are reasonably necessary in order to enable it to own and conduct the Business as currently conducted, except where the failure to obtain any such license, permit, approval or other authorization would not, either individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, the operations of the Business are in compliance with all federal, state and local ordinances, rules and regulations affecting the Business, except where such violations, defaults or noncompliance would not have a Material Adverse Effect. Except as set forth in Schedule 3.15 hereto, neither the Company nor any of the Sellers has received written Notice of any violation of, or liability or responsibility under, any applicable federal, state, or local rule, regulation, order or decree relating to the Business, and neither the Company nor any of the Sellers has received Notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

                  3.16 Certain Agreements. As used in this Agreement, "Material Contracts" shall mean: (a) each employment agreement not terminable within one hundred eighty (180) days and requiring annual payments in excess of Fifty Thousand Dollars ($50,000.00); (b) each capital construction contract requiring payment over the remainder of its term in excess of Fifty Thousand Dollars ($50,000.00); (c) each loan agreement or other financing arrangement (other than sales of goods or services to the Company calling for full payment within not less than ninety (90) days after the invoiced date) requiring payments over the remainder of its term in excess of One Hundred Thousand Dollars ($100,000.00); (d) each contract with a customer requiring the commitment by the Company of more than ten percent (10%) of its manufacturing capacity over any one (1) year period; (e) each contract with a supplier not terminable within one hundred eighty (180) days and requiring annual payments or payments over the remainder of its term in excess of One Hundred Thousand Dollars ($100,000.00); (f) each lease of Tangible Personal Property requiring annual payments in excess of Fifty Thousand Dollars ($50,000.00); (g) the leases of Leased Real Property set forth on Schedule 3.9(b) hereto; (h) each service agreement requiring annual payments in excess of Fifty Thousand Dollars ($50,000.00); (i) all collective bargaining agreements, and (j) all licensing agreements which are material to the Business. All Material Contracts are in full force and effect and are valid and binding, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on
         Schedule 3.16 hereto, the Company is not in default, nor does the Company have Knowledge that any other party thereto is in default, nor has the Company waived any material rights under any material term of any of the Material Contracts. A true and complete copy of each Material Contract has been made available to Buyer.

                  3.17  Employee Benefit Plans.

                  (a)  Schedule  3.17(a)  hereto  lists all Company  Plans.  The
         Company has delivered or made available to Buyer true and complete copies of each Company Plan. No Company Plan (i) invests in or maintains any holdings in any stock or security of the Company or any ERISA Affiliate or (ii) is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (b) The Company does not maintain or participate in any Company Plan which is intended to qualify under Sections 401(a) or 403(a) of the Code, or, other than a group health plan, is subject to ERISA.

                  3.18  Transactions  with  Affiliates.  Except  as set forth in
         Schedule 3.18 hereto, the Company (a) has no outstanding contract, agreement or other arrangement with Sellers or any Affiliate of Sellers and (b) since the Balance Sheet Date, has not engaged in any transaction with Sellers or any Affiliate of Sellers, except in the ordinary course of business and upon terms not less favorable to the Company than the terms historically used by the Company with respect to its "most-favored-customers."

                  3.19 Insurance. Each insurance policy currently in effect that insures the Business or the operations or employees of the Company with respect to the Business or affects or relates to the ownership, use or operation of any of the assets or properties of the Company with respect to the Business and that has been issued to or for the benefit of the Company is listed on Schedule 3.19 hereto and is in full force and effect, the premiums due thereunder have been paid as they became due and payable and neither the Company nor any of the Sellers has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

                  3.20 Labor Relations. As of the date hereof, no work stoppage against the Business is Pending, or to the Knowledge of the Company, is threatened. The Company is not involved in nor, to the Knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any of the employees of the Company with respect to the Business (excluding workers' compensation claims which, in the aggregate, would not have a Material Adverse Effect).

                  3.21 Location of Off Site Assets. Set forth on Schedule 3.21 is a description of assets of the Company and the respective locations thereof, which are not located on the Leased Real Property.

                  3.22 Inventory. All inventory of the Company which shall be reflected on the Final Balance Sheet shall have been acquired in the ordinary course of business and consistent with the Company's prior practice. Such inventory is of good and merchantable quality and will be usable or saleable in the ordinary course of its business within the twelve-month period commencing October 29, 1995. To Sellers' Knowledge, the Company is not under any liability or obligation with respect to the return or repurchase of any goods in the possession of customers except for amounts which are not material and are consistent with historical levels of returns and allowances.

                  3.23 Accounts Receivable. The accounts receivable of the Company as set forth on the Final Balance Sheet shall be valid and genuine and shall be collectible within the twelve-month period commencing October 29, 1995, provided that payments from any customer shall be applied as specified by the customer, or if unspecified, to the oldest, unpaid invoices with respect to such customer.

          3.24 Final Total Equity. The Final Total Equity shall not be less than $132,098.00.


                  3.25 Disclosure. No statement contained in any certificate, schedule, or other instrument specified in this Agreement, whether heretofore furnished to Buyer or hereafter required to be furnished to Buyer, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                  3.26 Credit Arrangements. Other than listed on Schedule 3.26, there are no bonds, guarantees, notes, sureties, letters of credit, or other similar credit agreements or debt obligations that exist with respct to the Company, its business or any of its assets. The Company is not in default on the payment of any principal or interest on any indebtedness for borrowed money, nor is the Company otherwise in default under any indemnity, fidelity or contract bond or letter of credit, note, guarantee or other credit agreement or debt obligation or instrument.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to each Seller as follows:

                  4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to carry on its business as now being conducted. Buyer has, prior to the execution of this Agreement, made available to Sellers, copies of its Articles of Incorporation and By-laws, each as in effect on the date hereof.

                  4.2 Authority; Binding Effect. Buyer has the necessary corporate power and authority to enter into this Agreement and the other documents and instruments to be executed by Buyer pursuant hereto and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Buyer has duly authorized the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby. No other corporate action or proceeding on the part of Buyer is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation by Buyer of the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute valid and binding agreements of Buyer enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3 Non-Contravention. Neither the execution and delivery of this Agreement by Buyer nor the other documents and instruments to be executed and delivered by Buyer pursuant hereto nor the consummation by Buyer of the transactions contemplated hereby and thereby (a) will violate any provision of the Articles of Incorporation or By-laws of Buyer or (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to Buyer or (c) will conflict with or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any material contract, commitment, understanding, arrangement, agreement or restriction of any kind binding upon Buyer, or to which any of Buyer's assets or properties are subject which would have a Material Adverse Effect on Buyer or (d) will result in the creation of any Lien upon any of Buyer's assets or properties which would have a Material Adverse Effect on Buyer.

                  4.4 Consents and Approvals. No consent, approval or authorization of any non-governmental third party, and no consent, approval, authorization or declaration of, or filing or registration with, any Governmental Entity is required to be made or obtained by the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, other than any such consents, approvals, authorizations, declarations, filings or registrations which, if not obtained or made, would not have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

                  4.5 Purchase for Investment. The Shares will be acquired by Buyer for its own account for the purpose of investment. Buyer will refrain from transferring or otherwise disposing of any of the Shares or any interest therein, in such manner as to cause Sellers or the Company to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                  4.6. Financing. As of the Closing, Buyer will have the financial capacity to perform all of its obligations under this Agreement.


                                   ARTICLE V

                       FURTHER AGREEMENTS OF THE PARTIES.

                  5.1 Conduct of Business prior to Closing.  Between October 29,
         1995 and the Closing, Sellers shall cause the Company to carry on its Business in the ordinary course, and consistent with prior practice. Without limiting the foregoing, except as contemplated by this Agreement, Sellers shall not cause or permit the Company to (and shall not cause or permit the Company to authorize or propose or enter into any contract, agreement, commitment or arrangement to do any of the following):

                  (i) except as otherwise set forth on Schedule 5.1 hereto, split, combine or reclassify any capital stock or issue any other security in respect of, in lieu of or in substitution for shares of the Company's capital stock, or repurchase, redeem or otherwise acquire any shares of capital stock of the Company;

                  (ii) issue, deliver, pledge, encumber, sell, or purchase any shares of the Company's capital stock or securities convertible into, or rights, warrants or options to acquire, any shares of capital stock or other convertible securities of the Company, other than the Shares;

                  (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business, corporation, partnership, association or other business organization, or any division thereof;

             (iv)  amend the Articles of Organization or By-laws of the Company;

         (v) mortgage, pledge or subject to any mortgage, pledge, lien, charge or other encumbrance of any kind any of the Company's assets, other than pursuant to existing Liens or in the ordinary course of business;

                  (vi) grant any increase in the compensation of any officers of the Company other than in the ordinary course of business and consistent with past practice;

                  (vii) enter into any employment or compensation agreement with any officer or employee of the Company (other than in connection with the hiring of new employees (but not pursuant to written employment agreements) in the ordinary course of business) or terminate the employment of any officer or employee of the Company (other than in the ordinary course of business);

        (viii) modify, cancel or establish any Company Plan in regard to any of the current employees of the Company;

    (ix) cancel or compromise any claim or liability of the Business other than in the ordinary course of business;

                  (x) make, pay or declare any dividends or make other distributions to Sellers in respect of their ownership of Shares except as otherwise agreed to herein and except that the Company may pay expenses of Sellers related to transactions contemplated hereby if all such payments are reimbursed to the Company at or prior to the Closing;

    (xi) acquire or commit to acquire any capital asset having a cost in excess of $100,000;

                  (xii) take any actions, other than in the ordinary course of business, which would restrict the availability of, or these services performed by, the current employees of its Company;

             (xiii)  sell all or substantially all the assets of the Company; or

                  (xiv) terminate any insurance policy currently in effect that insures the Business unless it is replaced by similar insurance coverage.

                  5.2 Maintenance of Corporate Existence. Prior to the Closing, Sellers shall cause the Company to maintain its corporate existence and good standing in its jurisdiction of incorporation.

                  5.3 Access to Information. Prior to the Closing, Buyer may make such investigation of the Business and properties of the Company as Buyer may desire, and upon reasonable Notice, Sellers shall give to Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of the Company, and Sellers shall furnish to Buyer during that period all copies of documents and information concerning the Company and the Business as Buyer may reasonably request subject to applicable law. Buyer shall hold, and shall cause its counsel, accountants, other agents and representatives, and prospective lenders to hold, all such information and documents in a confidential capacity. Buyer agrees that all such information and documents will be used by it solely for the purpose of its studies, analyses and other work with respect to consummating the transactions contemplated by this Agreement and will be returned promptly, or destroyed by Buyer, as Sellers may request, in the event the Closing does not take place under this Agreement.

                  5.4 [Intentionally Omitted] .

                  5.5 Expenses. Except as otherwise specifically provided in this Agreement, Buyer and Sellers shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

                  5.6 Publicity. Buyer and Sellers shall consult with each other
         before   issuing  any  press  release   concerning   the   transactions
         contemplated by this Agreement and, except as may be required by applicable law or rules of a national security exchange, will not issue a press release prior to such consultation. If Buyer or Sellers are so required to issue a press release such party shall use its best efforts to inform the other prior to issuing it.

                  5.7 Liability. Except to the extent of Sellers' indemnification obligations under Article VIII of this Agreement, and except as set forth in Section 3.12 hereof with respect to Resource Logic, Buyer hereby acknowledges and agrees that Sellers shall have no further liability for any debt or obligation of the Company, whether liquidated or unliquidated and whether accrued or contingent.


                  5.8  Section 338 Elections.

                  (a) Sellers and Buyer agree to execute Internal Revenue Service Form 8023-A as required by this Section 5.8 and to jointly and timely file an election under Section 338(h)(10) of the Code with respect to the purchase of the Shares. Sellers agree to pay any federal, state and local income taxes imposed on or measured by income imposed pursuant to applicable law resulting solely from such election.

                  (b) Without limiting the effect of Section 5.8(a), if no joint election is made under Section 338(h)(10) of the Code with respect to the purchase of the Shares, Buyer shall be liable for and hereby agrees to indemnify Sellers for any and all liability for Taxes imposed on Sellers or New NNE attributable, directly or indirectly, to any elections made by Buyer pursuant to Section 338(g) of the Code.

                  (c) Buyer shall attach Internal Revenue Service Form 8023-A, executed by the Sellers and the Buyer, to the Company's federal income tax return for the taxable year which ends on the Closing Date and New NNE's Federal income tax return for the taxable year which begins immediately after the Closing Date. Buyer shall attach Internal Revenue Service Form 8023-A, executed by the Sellers and Buyer, to its Federal income tax return for the taxable year which includes the Closing Date. In the event that a joint election is made under Section 338(h)(10) of the Code with respect to the purchase of the Shares, Buyer and Sellers agree that the Purchase Price reflects the fair market value of the assets of the Company deemed sold pursuant to such election and the Purchase Price shall be allocated among the assets as set forth in
         Schedule 5.8(c) hereto (the "Purchase Price Allocation"). Buyer also agrees to report or cause New NNE to report, and the Sellers agree to report, the deemed sale of the Company's assets in a manner consistent with the Purchase Price Allocation issued pursuant to this Section 5.8(c).

                  (d) Sellers and Buyer acknowledge that each has independently consulted with its own respective tax advisors concerning the tax consequences of an election under Section 338(h)(10) of the Code, and neither party has any recourse against the other with respect to the actual tax effect thereof.

                  (e) Sellers and Buyer agree that the obligations specified in this Section 5.8 shall be modified as necessary to reflect adjustments of the Purchase Price as requred by Section 7.4.

                  5.9 Brokers. Sellers, in proportion to their respective Ownership Percentage, will indemnify and hold harmless Buyer in respect of any and all claims or demands for commission, compensation, or other damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Sellers or the Company) claiming to have been engaged by Sellers or the Company in connection with the transactions contemplated by this Agreement, and Sellers, in proportion to their respective Ownership Percentage, will bear the cost of the reasonable out-of-pocket expenses incurred by Buyer in investigating, defending against, or appealing any such claim. Buyer will indemnify and hold harmless each Seller in respect of any and all claims or demands for commission, compensation, or other damages by The First National Bank of Boston and any other broker, finder or agent (whether or not a present or former employee or agent of Buyer) claiming to have been engaged by Buyer in connection with the transactions contemplated by this Agreement, and Buyer will bear the cost of the reasonable out-of-pocket expenses incurred by each Seller in investigating, defending against, or appealing any such claim.

                  5.10 Reassignment of Accounts Receivable. Buyer shall exert all reasonable efforts to collect the accounts receivable set forth on the Final Balance Sheet. In the event Seller shall be required to make payments to Buyer pursuant to the indenmification set forth in Section
         8.1 of this Agreement with respect to the failure to collect such accounts receivable as a result of the breach of Sellers' representation and warranty set forth in Section 3.23 hereof, the rights to all such uncollected accounts receivable shall be transferred and assigned to Sellers.

                  5.11 Further Assurances. Subject to the terms and conditions herein provided, each of the
         Sellers and Buyer agrees to use his or its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  5.12. Transition Fee. At the Closing, Buyer shall pay to Sellers pro rata in accordance with their respective Percentage Interest, a transition fee totalling $58,000.



                                   ARTICLE VI

                             CONDITIONS TO CLOSING.

                  6.1 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Sellers, in their sole discretion, shall waive such fulfillment:

           (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same force and effect as if made as of the Closing, and Sellers shall have received from Buyer a certificate of an authorized executive officer of Buyer to such effect.

                  (b) Covenants. All covenants contained in this Agreement to be complied with by the Buyer on or before the Closing shall have been complied with in all material respects, and Sellers shall have received from Buyer a certificate of an authorized executive officer of Buyer to such effect.

                  (c) Opinion of Buyer's Counsel. Sellers shall have received, within five (5) days of the execution of this Agreement, an opinion of Baker & McKenzie, counsel to the Buyer, dated as of the date hereof, substantially in the form of Exhibit 6.1(c) hereto.


                   (d) No Litigation. No suit, action or other proceeding shall be Pending or threatened before any court or Governmental Entity seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, this Agreement or the consummation of the transactions contemplated hereby.

                  (e) Resolutions. Sellers shall have received from Buyer certified copies of resolutions duly adopted by the Board of Directors of the Buyer and New NNE authorizing the execution and performance of this Agreement and the documents and transactions contemplated hereby and thereby.

      (f) Charter Documents. Sellers shall have received from Buyer (i) a copy of the charter documents of each of New NNE and Buyer, certified by an authorized executive officer of each of New NNE and Buyer, respectively, and (ii) a copy of the by-laws of each of New NNE and Buyer, certified by an authorized executive officer of each of New NNE and Buyer, respectively, to be true and complete as of the Closing.

                  (g) Certificate of Good Standing. Buyer shall have delivered to Sellers a certificate issued by the Secretary of State, or its equivalent, of the state of incorporation of Buyer and New NNE, evidencing the good standing of the Buyer and New NNE in such jurisdictions.




                  The agreements, certificates, documents and opinion described in subparagraphs (c), (e), (f) and (g) above shall be delivered to Sellers upon the execution and delivery of this Agreement.

                  6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Buyer, in its sole discretion, shall waive such fulfillment:

           (a) Representations and Warranties. Each of the representations and warranties of each of the Sellers contained in this Agreement shall be true and correct in all material respects as of October 28, 1995 and Buyer shall have received from Sellers a certificate to such effect.

                  (b) Covenants. All covenants contained in Sections 2.1, 2.4(a), 5.1, 5.2 and 5.3 of this Agreement to be complied with by Sellers on or before the Closing shall have been complied with in all material respects and the Buyer shall have received from Sellers a certificate to such effect.
                  (c) Opinion of Counsel. Buyer shall have received an opinion of Edwards & Angell, counsel to Sellers, date as of the Closing, substantially in the form of Exhibit 6.2(c) hereto.

                  (d) No Litigation. No suit, action or other proceeding shall be Pending or threatened before any court or Governmental Entity seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, this Agreement or the consummation of the transactions contemplated hereby.

                  (e) IRS Form W-9. Each of Sellers shall have delivered to Buyer a duly executed IRS Form W-9.

                                  ARTICLE VII

                                     TAXES.

                      Sellers and Buyer agree as follows:

                  7.1 Tax Covenants. Within ninety (90) days after the Closing Date, Sellers will cause to be prepared, at the Sellers' expense, the Company's income tax returns for the 1995 calendar year.

                  7.2  Tax Indemnities.

                  (a) Each Seller, in an amount proportionate to his Ownership Percentage, will be liable for and will indemnify, defend and hold harmless Buyer, New NNE, or any successor corporation thereto or Affiliate thereof from and against all income taxes of the Company (except to the extent such income taxes are adequately reserved for on the Closing Balance Sheet) with respect to (i) all years or periods of the Company ending on or prior to the Closing Date, and (ii) all years or periods beginning before the Closing Date and ending after the Closing Date to the extent that the income taxes are allocable to the operations of the Company on or prior to the Closing Date determined on the basis of the Company's permanent financial records.

                  (b) Buyer  shall  indemnify,  defend  and hold  harmless  each
         Seller from and against all Taxes with respect to all years or periods of New NNE beginning after the Closing Date, and with respect to all years or periods beginning before the Closing Date and ending after the Closing Date to the extent Taxes are allocable to the operations of New NNE after the Closing Date determined on the basis of New NNE's permanent financial records. In addition, Buyer shall indemnify, defend and hold harmless each Seller from and against all Taxes (i) payable by New NNE or any Seller as a result of an election (or deemed election) under Section 338 of the Code or any comparable provision of state or local law with respect to a qualified stock purchase of the Company by Buyer with respect to which a Code Section 338(h)(10) election is not made, or (ii) payable as a result of any events occurring on the Closing Date, but after the consummation of the transactions contemplated by this Agreement, that are the result of actions taken by Buyer that are outside the ordinary course of business.

                  (c) Buyer and Sellers agree that if the Company is permitted but not required under applicable state or local income tax laws to treat the Closing Date as the last day of a taxable period, Buyer and Sellers shall cause the Company to treat such day as the last day of a taxable period.

                  (d) Any taxable  period  which ends on the Closing  Date shall include the operations of the Company through the close of business on December 31, 1995. Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company or New NNE, as the case may be, shall be apportioned among
         Sellers and Buyer, in accordance with each Seller's Ownership Percentage and with the Buyer, respectively, based on the actual operations of the Company or New NNE, as the case may be, during the portion of such period ending at the close of business on December 31, 1995 and the portion of such period beginning on the day after the Closing Date as determined on the basis of the Company's permanent financial records.

                  7.3 Conveyance Taxes. Buyer agrees to assume liability for and to pay all sales, transfer, stamp, real property transfer and similar taxes incurred as a result of the sale of the Shares. Buyer agrees to file all required tax returns and reports due in connection with the Taxes assumed under this Section 7.3.

                  7.4 Purchase Price Adjustments. Sellers and Buyer agree to treat all payments made under Article II, Article VII or Article VIII hereof as adjustments to the Purchase Price for Tax purposes, and such adjustments shall be made pursuant to the provisions of Treasury Regulations section 1.338(b)-3T, as well as other relevant provisions of section 338 of the Code and the regulations thereunder. Moreover, Buyer shall prepare revisions to Schedule 5.8(c) hereto to reflect such adjustments, and shall timely forward such revised schedule to Sellers. Buyer and Sellers further agree to timely make all filings as may be required by any or all of them by any relevant taxing jurisdictions to reflect such adjustments and to file all tax returns in a manner consistent with such adjustments.

                                  ARTICLE VIII

                                INDEMNIFICATION.

                  8.1  Indemnification.

                  (a)  Subject to the  provisions  of this  Agreement,  Sellers, severally in proportion to such Seller's respective Ownership Percentage agree to indemnify and hold Buyer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of any liability, actions, suits, proceedings, demands, assessments, judgments, loss, claim, damages, costs and expenses, including reasonable attorneys' and experts' fees and costs of investigation and analysis (collectively, "Damages"), with respect to any misrepresentation, breach of warranty or covenant or non-fulfillment of any agreement on the part of Sellers under the terms of this Agreement or in any closing document executed by Sellers hereunder. With respect to any indemnity claim made against the Sellers hereunder, the amount of such claim that each Seller shall be liable for shall be proportionate to such Seller's Ownership Percentage. Notwithstanding anything in this Agreement to the contrary, if any Seller breaches the representations and warranties set forth in the second, third and fifth sentence of Section 3.2 hereof, such breach shall be the sole responsibility of such Seller.

                  (b) Subject to the provisions of this Agreement, Buyer agrees to indemnify and hold Sellers and their successors and assigns harmless from and against and in respect of any Damages, with respect to the following:

         (i) any misrepresentation, breach of warranty or covenant, or non-fulfillment of any agreement on the part of Buyer under the terms of this Agreement or in any closing document executed by Buyer hereunder; and

                  (ii) the operation of the Company, New NNE and the Business on and after the Closing Date, excluding any claims which may be made against any Seller who becomes an employee of Buyer or New NNE arising with respect to any events after the Closing in connection with such employment.


                  (c)  Anything  contained  in this  Agreement  to the  contrary notwithstanding, (i) Sellers shall not be liable for any amounts for which the Buyer is otherwise entitled to indemnification pursuant to
         Article VII hereof or this Article VIII until the aggregate amount for which Buyer is entitled to indemnification under all such claims for indemnification under the aforesaid Articles in the aggregate exceed One Hundred Thousand Dollars ($100,000.00) (the "Threshold"), at which time Sellers shall be liable for any such excess, and (ii) Sellers shall not be required to make indemnification payments pursuant to
         Article VII hereof or this Article VIII to the extent indemnification payments thereunder and hereunder would exceed in the aggregate One Million Dollars ($1,000,000.00) (the "Maximum Indemnification Amount") and provided, further, that the maximum aggregate liability of the Sellers with respect to claims for indemnification made hereunder after the eighteen (18) months following the Closing Date shall be limited to the amount of contingent consideration payable pursuant to Section 2.6 hereof. In determining the foregoing Threshold and in otherwise determining the amount to which Buyer is entitled to assert a claim for indemnification pursuant to Article VII hereof or this Article VIII, only actual losses, net of all tax benefits, and no consequential or other special damages or losses shall be indemnifiable. Both parties hereto waive any claim to exemplary or punitive damages. Notwithstanding anything to the contrary set forth herein or in that certain Stock Purchase Agreement (the "Northeast Agreement") of even date herewith between Buyer and Sellers pursuant to which Buyer has agreed to purchase capital stock of National Northeast Corporation, (i) in the event that indemnity payments are made by Sellers pursuant to this Agreement, then the maximum indemnification amount specified in the Northeast Agreement shall be reduced by the amount of such indemnity payments, and (ii) in the event that indemnity payments are made by Sellers pursuant to the Northeast Agreement, and the amount of such indemnity payments in the aggregate exceeds $3,000,000.00, then the Maximum Indemnification Amount specified herein shall be reduced by the full amount of such excess.

                  (d) The  obligation  of Sellers  to  indemnify  under  Section
         8.1(a) above shall only be with respect to indemnity claims made by Buyer within eighteen (18) months after the Closing Date, except that indemnity claims with respect to Section 3.2, costs and expenses incurred by New NNE in connection with the termination of
         Resource Logic as provided in Section 3.12, and tax indemnity claims under Section 7.2(a), may be made within the statute of limitations period specified by applicable law. Any indemnification payment that becomes due and owing to Buyer pursuant to this Article VIII shall be satisfied first by off-set against the aggregate amount due of the Contingent Consideration, such off-set to be made pro rata in accordance with Sellers' respective Ownership Percentage.

                  (e) Promptly after receipt by an indemnified  party under this
         Section 8.1 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.1, notify the indemnifying party in writing of the claim or the commencement of that action stating in reasonable detail the nature and basis of such claim and a good faith estimate of the amount thereof, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party unless and only to the extent such failure prejudices the ability of the indemnifying party to defend against or mitigate damages arising out of such claim. If any claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable for other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party elects not to assume such defense, the indemnified party may retain counsel satisfactory to it and to defend, compromise or settle such claim on behalf of and for the account and risk of the indemnifying party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefore are received; and, provided, further, that the indemnified party shall not consent to entry of any judgment or enter into any settlement or compromise without the written consent of the indemnifying party which consent shall not be unreasonably withheld. Buyer and Sellers each agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding. The indemnified party shall also have the right to select its own counsel, at its own expense, to represent the indemnified party and to participate in the defense of such claim, as applicable.

                  8.2 Sellers' Representative. The Sellers hereby authorize and direct Weener to act as Sellers' Representative and to make any and all decisions to be made and to take or omit to take any and all actions which may be made or be taken by Sellers under this Agreement, including, without limitation, making, compromising or paying claims for indemnification as contemplated by Section 8.1 and taking all actions with respect to the determination of the Tax Liability Amount and Final Balance Sheet. All out-of-pocket expenses incurred by Weener in acting on behalf of Sellers with respect to such matters shall be shared among all Sellers in proportion to their respective Ownership Percentage to the extent that the amount of such expenses are not fully recovered from Buyer.

                  8.3 Remedies Exclusive. The remedies provided in this Article VIII and Section 10.3 of this Agreement shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, or any covenant or agreement contained herein. The provisions of this Article VIII shall apply to claims for indemnification asserted as between the parties hereto as well as to third-party claims.

                                   ARTICLE IX

                      TRANSACTIONS SUBSEQUENT TO CLOSING.

                  9.1 Preservation of Books and Records. Sellers acknowledge and agree that from and after the Closing, Buyer shall be entitled to possession of all documents, books, records and financial data of any sort relating exclusively to New NNE, the Company and the Business. At all reasonable times after the Closing, Buyer shall make available without cost, for inspection and/or copying by Sellers, such books and records. Such books and records shall be preserved by Buyer for a period of at least six (6) years after the Closing Date.
         Notwithstanding the foregoing, in the case of all books and records relating to Taxes, Buyer shall maintain such books and records until the later of (i) eight (8) years or (ii) the expiration of the statute of limitations of the taxable periods to which such books and records relate, including extensions to the extent notified by Sellers of such extensions.

                  9.2 Cooperation in Litigation. Each of Sellers and Buyer shall provide the other with cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the defense of any litigation whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before, on or after the Closing Date, including without limitation by making available all books and records relating thereto and all employees having Knowledge of the matters in controversy.

                  9.3 Other Cooperation. After the Closing, each of Sellers and Buyer shall, and shall cause its appropriate personnel to, provide the other, at the expense of the requesting party, in the normal and customary manner with financial, accounting, tax, and other information requested covering periods of operation of the Business up to the Closing Date. Buyer agrees, and shall cause New NNE and any successors and assigns to agree, to timely provide to Sellers, but in any event within thirty (30) days after Sellers' request, the information relating to the Business up to the Closing Date, which customarily has been provided to Sellers in connection with the preparation of any and all returns or reports with respect to Taxes required to be filed by Sellers with any Governmental Entity and in connection with the conduct of any audit, action, proceeding or other determinations with respect to Taxes; and, in substantially the form in which such information has customarily been provided in the past. Buyer agrees, and shall cause New NNE and any successors and assigns to agree, without expense to Sellers and upon the request of Sellers, promptly to make available to Sellers all work papers and records (or copies thereof), relating to the Business up to the Closing Date, as well as the services of any personnel reasonably necessary and, to execute all necessary powers of attorney to enable Sellers to prepare and file any and all returns or reports with respect to Taxes which Sellers are required to file;
         and/or, in connection with the conduct of all audits, actions, proceedings or other determinations with respect to Taxes.

                  9.4 No Other Representations. Sellers make no representations or warranties whatsoever, express or implied, with respect to the Business or condition of the Company or its assets and properties, the transactions contemplated hereby or any related matter, except for those representations and warranties contained herein. Without limitation as to the foregoing, Buyer acknowledges that Sellers make no representations or warranties with respect to any financial projection or forecast relating to the Business. Buyer further acknowledges that it conducted an investigation of the Company and the Business prior to the Closing Date and had an opportunity to ask Sellers any questions rising from such investigation. With respect to any projection or forecast delivered by or on behalf of the Company to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections, (ii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and
         (iii) it shall have no claim against Sellers or its representatives, stockholders, officers, directors, employees, agents or Affiliates with respect thereto.


                                   ARTICLE X

                                  TERMINATION.

                  10.1 Termination. Subject to the provisions of Section 10.2, if the Closing shall not have occurred by the close of business on January 2, 1996, this Agreement may be terminated by written notice given by Buyer or Sellers to the other, provided, however, that either Buyer or Sellers may, upon notice to the other parties, terminate this Agreement if all of Jeffrey J. Panek, Frerichs and McCrill have not executed employment agreements within five (5) days from the date of this Agreement with the Buyer or New NNE to be effective at the Closing. Nothing contained in this Section 10.1 shall relieve any party of any liability for a breach of this Agreement.

                  10.2 Cure. Notwithstanding anything to the contrary contained in Section 10.1, if Buyer intends to terminate this Agreement on account of any breach or default by Sellers hereunder, Buyer shall notify Sellers and, if the Sellers shall represent to Buyer that they are diligently seeking to cure any such breach or default, Sellers shall have the right to postpone the Closing for a period not to exceed thirty days during which Sellers shall have the right to cure such breach or default.

                  10.3 Specific Performance. The obligations of the Sellers and Buyer under this Agreement are unique. If either the Sellers or Buyer should default in their obligations under this Agreement, the Sellers and Buyer acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the Sellers and Buyer may, in addition to any other available rights or remedies, sue in equity for specific performance, and hereby expressly waive the defense that a remedy in damages will be adequate.

                                   ARTICLE XI

                                    GENERAL.

                  11.1 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

                  11.2 Notices. Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after mailing, if sent by express mail or air courier; or (iv) upon transmission, if sent by telex or facsimile (provided that a confirmation copy is sent in the manner provided in Section 11.2(ii) or
         (iii) above within thirty six (36) hours after such transmission), except that if notice is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices hereunder shall be given as follows:

                           (a)  If to Buyer:

                                    Mestek, Inc.
                                    280 North Elm Street
                                    Westfield, MA  01086
                                    Attention:  John E. Reed, President
                                    Fax:  (413) 568-7428

                  (b)  If to Sellers:

                                    Nucon Capital Corporation
                                    225 Franklin Street
                                    Boston, MA  02110
                                    Attention:  David H. Weener
                                    Fax:  (617) 338-2150

                           with a copy to:

                                    Edwards & Angell
                                    2700 Hospital Trust Tower
                                    Providence, Rhode Island 02903
                                    Attention:  Richard M.C. Glenn III, Esq.
                                    Fax:  (401)276-6611

                  Any party may  change  its  address  for  receiving  notice by written notice given to the other names above in the manner provided above.

                  11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  11.4 Parties in Interest.  This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party, except that Buyer may assign this Agreement to any wholly-owned Affiliate of Buyer, in which event, the representations and warranties contained in Article IV hereof shall be deemed amended to refer also to such assignee, and provided further that such assignment shall not release Buyer from its liabilities with respect to any obligations hereunder or in connection with any breach of any representation, warranty or covenant under this Agreement, whether by Buyer or its assignee and whether before or after the Closing Date. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

                  11.5 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto and the other agreements and documents referenced herein, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement. This Agreement may not be modified except in writing, signed by both of the parties. hereto.

                  11.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

                  11.7 Dispute Resolution. Except as provided in Sections 2.5(d), 2.6 (g) and 10.3 of this Agreement, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by majority decision of the three arbitrators may be entered in any court having jurisdiction thereof. The site of the arbitration shall be Boston, Massachusetts. The arbitrators shall award reimbursement of attorneys' fees and other costs of arbitration to the prevailing party, in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorneys' fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award.

                  11.8 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement.

                  11.9 Third  Parties.  Nothing  herein  expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their affiliates, successors or assigns, any rights or remedies under or by reason of this agreement.

                  11.10. Severability. In the event that any provision of this Agreement is declared by a court of competent jurisdiction or arbitration tribunal to be void or unenforced, the parties hereto expressly agree that such void or unenforceable provision shall be deemed severed from this Agreement, and the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly possible the goals and purposes of the provision so held to be void or unenforceable.

                  11.11 Confidentiality. The Buyer shall treat all documents and information furnished to it by Sellers or the Company in connection with Buyer's due diligence, which is not available to the general public, as confidential, and in the event the Closing shall not occur, Buyer shall return all such documents and information to the Company and shall not keep any copies thereof.

                  IN WITNESS  WHEREOF,  this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.

                                                       MESTEK, INC.


                  By:                                 JOHN E. REED

                  Name:                               John E. Reed

                  Title:                              President


                                                      DAVID H. WEENER
                                                      David H. Weener


                                                      JON M. MORRISON
                                                      Jon M. Morrison


                                                      WAYNE FRERICHS
                                                      Wayne Frerichs


                                                      MARK MCCNILL
                                                      Mark McCrill